SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2009

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

407 Sixth Street, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 6, 2009, Mr. David Harrell resigned in all capacities as an officer of our company.  On April 6, 2009, the board of directors appointed Mr. David Lester to act as our Chief Executive Officer and a member of our board of directors.

David Lester is a business veteran whom has accumulated over thirty years of executive experience in the areas of business, marketing, sales, operations, technology, and leadership.   Prior to accepting his new role with us, Mr. Lester held the title of Director, Consumer & Industrial Products Marketing for Deloitte LLP.  During his tenure at Deloitte, he established Deloitte as a leader through innovative programs and strategic partnerships.  Prior to Deloitte, he worked with Sun Microsystems as Director, Industry Strategy & Marketing, and Manufacturing Industries.

David Lester has worked with Governor Tommy Thompson, former Secretary of Health & Human Services, on health care reform and cost control; partnered with Governor Tom Ridge, former head of Homeland Security on defending cyber security initiatives; and as a active participant within the National Association of Manufacturers and the Manufacturing Institute worked with former Michigan Governor John Engler, now President of the National Association of Manufacturers,  on challenges inhibiting the competitiveness of manufacturers like health care reform, trade policy, renewable energy, business tax reform, and sustainability.

There are no family relationships between Mr. Lester and any of our directors or executive officers.

Aside from the following, Mr. Lester has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On April 6, 2009, we entered into an employment agreement with Mr. Lester.  Under the agreement, we agreed to compensate Mr. Lester $150,000 annually and we granted him options to purchase 500,000 shares of our common stock, with 25% vesting immediately and 25% vesting after the completion of each quarter of hire.  Mr. Lester is also eligible for additional quarterly and annual bonus compensation, stock options, and stock grants based on performance metrics outlined by our board of directors.  He is entitled to vacation and sick days, and other benefits included in the agreement.

A copy of the employment agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text thereto.

SECTION 8 – Other Events

Item 8.01  Other Events

On April 6, 2009, we issued a press release concerning the appointment of Mr. Lester.  The press release is attached hereto as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated April 6, 2009
99.1	Press Release, dated April 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/David Lester
David Lester
Chief Executive Officer

Date: April 8, 2009